UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  May 30, 2014 (May 28, 2014)

Commission file number 001-36129 SPRINGLEAF HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	27-3379612
(State of Incorporation)	(I.R.S. Employer Identification No.)
601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 28, 2014, Springleaf Holdings, Inc. (“Springleaf”) held its 2014 annual meeting of stockholders (the “Annual Meeting”) to consider and vote upon the election of two Class I directors and certain other matters, as set forth below. As of April 1, 2014, the record date for the Annual Meeting, 114,832,895 shares of Springleaf common stock were outstanding and eligible to vote. A quorum of 112,487,248 shares of Springleaf common stock was present at the Annual Meeting. The following proposals were voted upon by stockholders at the Annual Meeting:

1.

Election of two Class I Directors to hold office until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified. The voting results were as follows:

	Total Votes for Each Director	Total Votes Withheld from Each Director
Jay N. Levine	111,102,487	26,201
Roy A. Guthrie	111,055,792	72,896

There were 1,358,560 broker non-votes with respect to each of the nominees.

2.

Advisory vote to approve named executive officer compensation. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
107,771,415	3,354,465	2,808	1,358,560

3.

Advisory vote on the frequency of future advisory votes to approve named executive officer compensation. The voting results were as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
14,351,973	31,679	96,738,242	6,794	1,358,560

4.

Ratification of the appointment of PricewaterhouseCoopers LLP as Springleaf’s independent registered public accounting firm for the 2014 fiscal year. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
112,410,811	73,337	3,100	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPRINGLEAF HOLDINGS, INC.
(Registrant)
Date:	May 30, 2014	By	/s/	Minchung (Macrina) Kgil
Minchung (Macrina) Kgil
Senior Vice President and Chief Financial Officer